EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm as experts under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated September 17, 2004, in Amendment No. 1 to the Registration Statement (File No. 333-118625) and related prospectus of Advisor's Disciplined Trust, Series 15.


                                /s/ GRANT THORNTON LLP
                                GRANT THORNTON LLP

Chicago, Illinois
September 17, 2004